UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2015

ORBITAL TRACKING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1990 N California Blvd.8th Floor
Walnut Creek, CA 94596
 (Address of principal executive offices) (zip code)

(925) 287-6432
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 19, 2015, Orbital Tracking Corp., a Nevada corporation (“we” or the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”). Upon closing of the transactions contemplated under the Exchange Agreement (the “Share Exchange”), the GTCL Shareholders (7 members) transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Convertible Preferred Stock of the Company (the “Series E Preferred Stock”) with each share of Series E Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 (the “Cash Payment”) and (iii) a one-year promissory note in the amount of $122,536 (the “Note”).  Such exchange caused GTCL to become a wholly owned subsidiary of the Company.  Also on February 19, 2015, David Phipps, the founder, principal owner and sole director of GTCL, was appointed President of Orbital Satcom Corp., the Company’s other wholly owned subsidiary (“Orbital Satcom”).  Following the transaction, Mr. Phipps was appointed Chief Executive Officer and Chairman of the Board of Directors of the Company.  The acquisition of GTCL expands the Company’s global satellite based  business launched  with the acquisition of various contracts by Orbital Satcom in December 2014, and will allow the Company to operate as a vertically integrated satellite services business with experienced management operating from additional locations in Poole, England in the United Kingdom and Aventura, Florida.

Pursuant to the terms and conditions of the Share Exchange:

●
At the closing of the Share Exchange, each ordinary share of GTCL issued and outstanding immediately prior to the closing of the Share Exchange was exchanged for shares of our common stock and shares of our Series E Preferred Stock. Accordingly, an aggregate of 2,540,000 shares of our common stock and 8,746,000 shares of our Series E Preferred Stock were issued to the GTCL Shareholders. Each share of Series E Preferred Stock is convertible into 10 shares of common stock. The Company is prohibited from effecting the conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series E Preferred Stock. The Company has agreed to register for resale under the Securities Act of 1933, as amended (the “Securities Act”) up to 150,000 of the common shares issued to the GTCL Shareholders within 30 days of the closing.

●
Mr. Phipps received in exchange for shares of GTCL 400,000 shares of common stock and 6,692,000 shares of Series E Preferred Stock, and was paid the Cash Payment and the Note. The Company also paid Mr. Phipps an additional $25,000 at closing as compensation for transition services previously provided by him to the Company in anticipation of the Share Exchange.

●
The Note has an original principal amount of $122,536, which is equal to the total cost of certain inventory owned by GTCL immediately prior to the Share Exchange (the “Inventory”), and shall be repaid from the sale of the Inventory following closing. The Note matures one year from the closing date of the Share Exchange. If, on the maturity date, any of the Inventory remains unsold, Mr. Phipps or his designee shall be permitted to repurchase the unsold Inventory at cost.

●
Upon the closing of the Share Exchange, Orbital Satcom entered into an employment agreement with Mr. Phipps (the “Phipps Employment Agreement”), whereby Mr. Phipps agreed to serve as the President of Orbital Satcom for a period of two years, subject to renewal, in consideration for an annual salary of $180,000. Additionally, under the terms of the Phipps Employment Agreement, Mr. Phipps shall be eligible for an annual bonus if the Company meets certain criteria, as established by the Board of Directors. Mr. Phipps remains the sole director of GTCL following the closing of the Share Exchange. Mr. Phipps and the Company entered into an Indemnification Agreement at the closing.

●
Under the Share Exchange Agreement the Company covenants and agrees that, for a period of one year following the closing, the Board of Directors of the Company shall not appoint any new members or vote to increase its size in the absence of the written consent of Mr. Phipps.

    On February 25, 2015, David Rector resigned as Chief Executive Officer of the Company and David Phipps was appointed Chief Executive Officer.  Mr. Rector remains the Chief Financial Officer and a director of the Company. The Company issued Mr. Rector a seven year option to purchase 3,000,000 shares of common stock at a purchase price of $0.05 per share.

    The foregoing description of the Share Exchange and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement, the Certificate of Designation of the Rights and Preferences of Series E Preferred Stock, the Note, the Phipps Employment Agreement and the Form of Indemnification Agreement, which are filed as Exhibit 2.1, 3.1, 10.1, 10.2 and 10.3, respectively, hereto and which are incorporated herein by reference.

At the closing of the Share Exchange, the Company sold an aggregate of 525,000 units of its securities (the “Units”), with each Unit consisting of either (i) 40 shares of common stock or (ii) 4 shares of shares of its Series C Preferred Stock, $0.0001 par value per share (the “Series C Preferred Stock”), in a private placement (the “Private Placement”) to certain investors (the “Investors”) at a purchase price of $2.00 per Unit for gross proceeds to the Company of $1,100,000. Each share of Series C Preferred Stock is convertible into 10 shares of common stock.   The Company is prohibited from effecting the conversion of the Series C Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series C Preferred Stock.  The Company agreed to use its reasonable best efforts to register the shares of common stock comprising the Units and underlying the Series C Preferred Stock within 90 days.  Immediately prior to the closing of the Private Placement, the Company filed an amendment (the “Amendment”) to the Certificate of Designation of Rights and Preferences of its Series C Preferred Stock (the “Series C Certificate of Designation”), increasing the authorized shares of Series C Preferred Stock to 4,000,000 from 3,000,000.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Subscription Agreement, the Form of Registration Rights Agreement, the Series C Certificate of Designation and the Amendment, which are filed as Exhibit 10.4, 10.5, 3.2 and 3.3, respectively, hereto and which are incorporated herein by reference.

On February 19, 2015, the Company issued an aggregate of 1,675,000 shares of common stock to certain current consultants, former consultants and employees.  These shares consist of (i) 250,000 shares of common stock issued to a consultant as compensation for services relating to the provision of satellite tracking hardware and related services, sales and lead generation pursuant to an agreement with SpaceTao LLC (the “SpaceTao Consulting Agreement”), (ii) one million shares of common stock issued to a consultant as compensation for the design and delivery of dual mode gsm/Globalstar Simplex tracking devices and related hardware and intellectual property pursuant to an agreement with Concentric Engineering LLC (the “Purchase and Transfer Agreement”), (iii) 250,000 shares of common stock, subject to a one year lock up, issued to the Company’s controller and (iv)  175,000 shares of common stock (the “Settlement Shares”) issued to MJI Resources Corp. (“MJI”) in full satisfaction of outstanding debts pursuant to a settlement agreement (the “MJI Settlement Agreement”). As set forth in the MJI Settlement Agreement, MJI agreed to sell only up to 5,000 Settlement Shares per day and the Company has a six month option to repurchase these shares from the former consultant at a purchase price of $0.75 per share.

Also at the closing of the Share Exchange, the Company issued an aggregate of 197,443 shares of Series C Convertible Preferred Stock to current and former vendors in cancellation of certain claims and outstanding vendor debt in exchange for waiver of such debts.  Upon completion of the debt cancellation and the transactions contemplated hereby, the company reduced its outstanding current liabilities to approximately $82,000.

 The foregoing description of the SpaceTao Consulting Agreement, the Purchase and Transfer Agreement, and the MJI Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the SpaceTao Consulting Agreement, the Purchase and Transfer Agreement and the MJI Settlement Agreement, which are filed as Exhibit 10.6, 10.7, and 10.8 respectively hereto and which are incorporated herein by reference.

Following the closing of the Share Exchange and the Private Placement and the consummation of the other transactions described above, there were approximately 4,640,000 new shares of common stock issued, 2,337,443 new shares of Series C Preferred Stock issued, 8,746,000 new shares of Series E Preferred Stock issued and new options to purchase 3,000,000 shares of common stock.

The shares of our Common Stock and Series E Preferred Stock issued to the GTCL Shareholders in connection with the Share Exchange, the shares of common stock and Series C Preferred Stock issued to the Investors in the Private Placement, and the additional shares of Series C Preferred Stock, common stock and options that were issued as described above were not registered under the Securities Act, and were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  Certificates representing these shares will contain a legend stating the restrictions applicable to such shares.

Changes to the Board of Directors and Executive Officers.  On February 19, 2015, effective upon the closing of the Share Exchange, and pursuant to the terms of the Exchange Agreement, Mr. Phipps was appointed as the President of Orbital Satcom.      On February 24, 2015, Mr. Phipps was appointed to the Board of Directors of the Company, and as Chairman of the Board of Directors.  Jenna Foster, Mr. Phipps’ adult daughter, was appointed to the Board of Directors as required by the Share Exchange Agreement on February 19, 2015 and resigned on February 24, 2015.  Ms. Foster’s resignation was not the result of any dispute or disagreement with the Company.  On February 25, 2015, upon Mr. Rector’s resignation as Chief Executive Officer, Mr. Phipps was appointed the Chief Executive Officer of the Company.  Mr. Rector remains the Chief Financial Officer of the Company and a director.

Mr. Phipps, 49, has served as the Managing Director of GTCL since 2008 and as the President of Global Telesat Corporation, a Virginia corporation (“GTC”) and a competitor of the Company, from 2003 through 2014.  He has served as the President of Orbital Satcom since February 19, 2015 and as a director and Chairman of the board of directors of the Company since February 24, 2015 and Chief Executive Officer since February 25, 2015.  Mr. Phipps was chosen as a director of the Company based on his knowledge of and relationships in the global satellite communications business.

Changes to the Business.   The acquisition of GTCL expands the Company’s global satellite based  business launched  with the acquisition of various contracts by Orbital Satcom from GTC in December 2014, and will allow the Company to operate as a vertically integrated satellite services business with experienced management operating from additional locations in Poole, England in the United Kingdom. During the ensuing period between the initial acquisition of these contracts and the consummation of the Share Exchange, the Company undertook steps towards a potential acquisition of GTCL, including due diligence which included ascertaining the auditability of GTCL’s books and records in accordance with GAAP.

 GTCL is engaged in the sale and rental of satellite telecommunications equipment and airtime.  The acquisition of GTCL will result in a fully integrated satellite services entity with an experienced management, sales and support team with more than 30 years of combined experience and a fully operational business currently servicing the international marketplace.    Through GTCL, formed in 2008, the Company believes it is now one of the largest providers in Europe of retail satellite based hardware, airtime and services through various ecommerce storefronts, and is the one of the largest providers of personal satellite tracking devices in Europe.  The Company will retain the entire staff of GTCL and its executive management team who will continue to operate out of GTCL’s offices in Poole, UK and Aventura, Florida.  The Company will maintain its US offices in Walnut Creek California, where Mr. Rector is based.  The Company will now principally focus on growing its current satellite service business line as well as expanding into development of its own tracking devices for use by retail customers worldwide.

Tax Treatment; Small Business Issuer. The Share Exchange is intended to constitute a reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code.  No private letter ruling or tax opinion has been obtained in connection with the Share Exchange and there can be no assurance that the tax free treatment intended will be honored by the IRS.

  Following the Share Exchange, we will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Corporate Information

The Company

  On January 21, 2014, the Company merged with a newly-formed wholly-owned subsidiary of the Company solely for the purpose of changing its state of incorporation to Nevada from Delaware, effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration.  During late 2014 the Company abandoned its efforts to enter the potash business.

The Company was originally incorporated in 1997 as a Florida corporation. On April 21, 2010, the Company merged with and into a newly-formed wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc.  On April 25, 2011, the Company changed its name to “Silver Horn Mining Ltd.” pursuant to a merger with a newly-formed wholly-owned subsidiary.

GTCL

GTCL was formed in 2008 in the United Kingdom.  As used in this Current Report on Form 8-K, all references to “we”, “our” and “us” for periods prior to the closing of the Share Exchange refer to GTCL as a privately owned company, and for periods subsequent to the closings of the Share Exchange, refer to the Company and its subsidiaries (including GTCL).

Description of Our Business Upon Consummation the Share Exchange
Overview

The acquisition of GTCL expands the global satellite based infrastructure and business of the Company which was first launched in December 2014 through the purchase of certain contracts from GTC.  As a result of the purchase of these contracts, we commenced providing mobile voice and data communications services globally via satellite to GTC’s former customers, which include defense industry, international non-profit and commercial users. Following the Share Exchange, we provide equipment and airtime for use on all the major satellite networks including Globalstar, Inmarsat, Iridium and Thuraya and operate a rental service for customers who require equipment for a short-term basis.  Through GTCL, we believe we are one of the largest providers in Europe of retail satellite based hardware, airtime and services through various ecommerce storefronts, and one of the largest providers of personal satellite tracking devices in Europe.  Our principal focus is on growing our current satellite service business line as well as expanding into developing our own tracking devices for use by retail customers worldwide.    We are a fully integrated satellite services entity with an experienced management, sales and support team with more than 30 years of combined experience and a fully operational business currently servicing the international marketplace.

We plan to launch our e-commerce website under the “Orbital Satcom” name offering a range of portable satellite voice, data and tracking solutions, known as Mobile Satellite Services (MSS), by mid March 2015.  We expect that the website shall be completed at a cost of approximately $10,000 to $15,000.  The website will offer a range of more than 300 satellite communications related products which will be available for purchase by customers from all over the world.   We currently operate websites that offer the same products under the GTCL name for customers anywhere in the world. In the first half of 2015 we plan to develop additional country-specific websites or offer translation options on our existing websites to target customers in South America, Asia and Europe where we anticipate there will be substantial demand for our products.

MSS Products

Our MSS products include handheld satellite phones, personal and asset tracking devices, portable high speed broadband terminals and satellite Wi-Fi hotspots, all of which work virtually anywhere in the world.  These devices rely on satellite networks and thus are not reliant on cell towers or other local infrastructure.  As a result, satellite phones and these other MSS solutions are suitable for recreational travelers and adventurers, government and military users, and corporations and individuals in the event of an emergency such as a power outage, hurricane or other natural disaster during which regular cell phone, telephone and internet service may not be available.

Satellite Telecommunications Services

As a result of the purchase of the contracts from GTC in December 2014, we commenced providing mobile voice and data communications services globally via satellite over Globalstar’s satellite based simplex data network. We provide this service through our Orbital Satcom subsidiary.  We can use each simplex or one-way transmission account to transmit an unlimited number of locational or status messages from tracking devices used anywhere within the Globalstar simplex coverage area. Our rights under the purchased contracts allow us to have preferred pricing arrangements with Globalstar for each account used during the term of contracts. We then offer our customers a range of pay-as-you-go and monthly fee satellite communications airtime options.

Simplex service is a one-way burst data transmission from a commercial simplex device over the Globalstar network that can be used to track and monitor assets. At the heart of the simplex service is a demodulator and RF interface, called an applique, which is located at a gateway and an application server located in Globalstar’s facilities. The applique-equipped gateways provide coverage over vast areas of the globe. The server receives and collates messages from all simplex devices transmitting over the Globalstar network. Simplex devices consist of a telemetry unit, an application specific sensor, a battery and optional global positioning functionality. The small size of the devices makes them attractive for use in tracking asset shipments, monitoring unattended remote assets, trailer tracking and mobile security.

Aside from our Globalstar related services, we are, through GTCL, an authorized reseller of satellite telecommunications services offered by other leading networks such as Iridium, Inmarsat and Thuraya. We offer a range of pay-as-you-go and monthly fee satellite communications airtime options from these network providers. This is a rapidly growing market and we believe we are well positioned to take advantage of this growth.  Our customers are in industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities as well as recreational users.   We are focused on growing and diversifying our customer base beyond US government customers and making maximum use of our preferred pricing arrangements with Globalstar to generate increased revenue.

Amazon.com Storefronts
We also intend to continue to make portable satellite voice, data and tracking solutions easier to find and buy online through our Amazon storefront  at www.amazon.com/shops/orbitalsatcom, with many products offered by us being fulfilled by Amazon from their various warehouses in the US.  A wide range of satellite communications products are available for purchase on Amazon and we believe we will be able to offer competitive pricing on all products offered on the site.  We currently have more than 130 products available for purchase and will be increasing this number over the coming months. The products include handheld satellite phones, personal and asset tracking devices, portable high speed broadband terminals, and satellite Wi-Fi hotspots.  We expect to spend approximately $25,000 to $30,000 per month to acquire inventory to fulfill customer orders.  We also have Amazon storefronts targeted to customers in the United Kingdom, France, Germany, Spain and Italy.  In the coming weeks we expect to open stores specifically targeted to Amazon customers in Canada and Japan.  All orders will be fulfilled directly by Amazon through its global fulfillment centers.   We expect to spend a total of $5,000 to develop these Amazon stores and approximately $10,000 to $15,000 per month to acquire inventory to fulfill customer orders.

Mapping and Tracking Portal

Our advanced mapping and tracking portal, www.orbitaltrack.com, has already been developed and is available for use by registered customers. OrbitalTrack displays real-time worldwide asset location reports including position, speed, altitude and heading and also provides past location and movement history reports on a wide range of tracking devices. OrbitalTrack is available to all of our customers to monitor their assets and we intend to aggressively pursue new customers for this application.    Expected costs related to the portal are approximately $5,000.

Proprietary Satellite Tracking Products

We intend to develop our own satellite tracking products by the end of 2015. We have identified a specific product, known as a dual-mode asset tracker, and have entered into a binding agreement for the purchase of related intellectual property and the development, certification and subsequent marketing of dual-mode asset trackers to existing and potential customers.   The dual-mode asset tracker operates through traditional cellular networks in populated areas such as cities, and then automatically switches to satellite mode when used in remote areas where there is no cellular coverage, including oceans and deserts. Many of our target customers for this product use cellular only trackers which will not work in remote areas whereas other target customers use satellite only trackers which do not work very well in cities as they need clear line of sight to the sky. We anticipate that we will be able to develop and certify the new dual-mode tracker for approximately $50,000 to $75,000 and believe there is strong customer demand based on existing customer requests.

 We also intend to develop additional personal and asset tracking products suitable for government and recreational users. Users of these devices will be able to see the location and movements of their devices through our OrbitalTrack portal.  Anticipated costs for completion are approximately $75,000 to $100,000.  These products will operate on the Iridium, Inmarsat, Globalstar and Thuraya satellite networks.

Market

There is an existing, and we believe significantly growing, multi-billion dollar global market for a small and cost effective solution for receiving and processing mobile voice and data communications from remote locations used in applications such as tracking vehicles or asset shipments, monitoring unattended remote assets or mobile security. We believe our solutions are ideally suited for industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities, as well as recreational users. We do not tailor our products and services to different types of customers as in our experience military, non-profit, government and recreational users tend to purchase the same types of products and services.

Competition

The competitors for our satellite telecommunications services are other leading satellite networks such as Iridium, Inmarsat, Thuraya and Globalstar, and their various resellers such as Network Innovations, Applied Satellite Technology (AST) and Satcom Global. We expect the competition for our satellite telecommunications services and our satellite tracking and monitoring services to increase significantly as the market demand accelerates. We believe that we will be well positioned to compete for the satellite telecommunications services business largely on a cost basis. We believe that we will be able to charge our customers lower prices for satellite airtime than our competitors due to the preferential pricing we have with Globalstar due to the Globalstar agreements. We believe that we will be able to compete in the MSS market due to our competitive pricing, varied products and easy to use website and Amazon storefront.

Intellectual Property

Our success and ability to compete depends in part on our ability to maintain our trade secrets.  All of our employees and consultants are subject to non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights.  In connection with the purchase of the contracts from GTC and related agreements, GTC and its parent World Surveillance Group, Inc. agreed to keep confidential certain information.  In February 2015 we purchased certain software, including source code and executable code, and electronic files required for the development of dual mode trackers.

Research and Development

We spent $0 in the fiscal years ending December 31, 2013 and December 31, 2014 on research and development.

Regulatory Matters

Government contract laws and regulations affect how we will do business with our customers, and in some instances, will impose added costs on our business.  A violation of specific laws and regulations could result in the imposition of fines and penalties, the termination of any then existing contracts or the inability to bid on future contracts.  We intend our Orbital Sub to become qualified as a government contractor.

International sales of our products may also be subject to U.S. and foreign laws, regulations and policies like the United States Department of State restrictions on the transfer of technology, International Traffic in Arms Regulation (“ITAR”) and other export laws and regulations and may be subject to first obtaining licenses, clearances or authorizations from various regulatory entities.   This may limit our ability to sell our products abroad and the failure to comply with any of these regulations could adversely affect our ability to conduct our business and generate revenues as well as increasing our operating costs.  Our products may also be subject to regulation by the National Telecommunications and Information Administration and the Federal Communications Commission that regulate wireless communications.

Sources and Availability of Components

Certain materials and equipment for our products are custom made for those products and are dependent upon either a single or limited number of suppliers. Failure of a supplier could cause delays in delivery of the products if another supplier cannot promptly be found or if the quality of such replacement supplier’s components are inferior or unacceptable.

Employees

We currently have 7 full time and 2 part time employees, not including Mr. Phipps, our Chief Executive Officer and the President of Orbital Satcom, and Mr. Rector, our Chief Financial Officer.  Mr. Phipps works for us full time.  Mr. Rector devotes approximately 10 to 15 hours per week to the Company’s business.

Facilities and Material Properties

We rent our office space at 1990 N. California Blvd., 8th Floor, Walnut Creek, California 94596 for $218 per month, our facilities in Poole, England, for $2,500 per month and our office space at 18851 N.E. 29th Ave, Suite 700, Aventura, Florida 33180 for $250 per month.   We anticipate expanding our UK office shortly which may incur additional rental charges.

Legal Proceedings

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

Risks Relating to Our Business

Our business and an investment in our securities are subject to a variety of risks.  The following risk factors describe the most significant events, facts or circumstances that we believe could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan, and the market price for our securities.  Many of these events are outside of our control.  The risks described below are not the only ones facing our Company.   If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case investors in our securities could lose all or part of their investment.

Risks Related to Our Business

Product development is a long, expensive and uncertain process.

    The development of satellite ground stations and tracking devices is a costly, complex and time-consuming process, and the investment in product development often involves a long wait until a return, if any, is achieved on such investment.  We continue to make significant investments in research and development relating to our satellite ground stations and tracking devices and our other businesses.  Investments in new technology and processes are inherently speculative. We have experienced numerous setbacks and delays in our research and development efforts and may encounter further obstacles in the course of the development of additional technologies and products.  We may not be able to overcome these obstacles or may have to expend significant additional funds and time. Technical obstacles and challenges we encounter in our research and development process may result in delays in or abandonment of product commercialization, may substantially increase the costs of development, and may negatively affect our results of operations.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

●	failure to obtain the required regulatory approvals for their use;

●	prohibitive production costs;

●	competing products;

●	lack of innovation of the product;

●	ineffective distribution and marketing;

●	lack of sufficient cooperation from our partners; and

●	demonstrations of the products not aligning with or meeting customer needs.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities.  Upon demonstration, our satellite ground stations and tracking devices may not have the capabilities they were designed to have or that we believed they would have.  Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products.  Significant revenue from new product investments may not be achieved for a number of years, if at all.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. We rely on a combination of trademark  and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand.  We have confidentiality agreements in place with our consultants, Globalstar, customers and certain business suppliers and plan to require future employees to enter into confidentiality and non-compete agreements.  We are also in the process of trademarking “Orbital Satcom”. We have little protection when we must rely on trade secrets and nondisclosure agreements.   Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues.  Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products.  Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that we infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us.  It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties.  If we are required to obtain licenses to use any third party technology, we would have to pay royalties, which may significantly reduce any profit on our products.  In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities.  If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including:

●	Designing and developing products using advanced and unproven technologies in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and

●	Designing and developing products to collect, distribute and analyze various types of information.

       Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

We are heavily reliant on David Phipps, our Chairman and Chief Executive Officer, and the departure or loss of David Phipps could disrupt our business.

The Company depends heavily on the continued efforts of David Phipps, Chairman, Chief Executive Officer and a director.  Mr. Phipps is the founder of GTCL and is essential to the Company’s strategic vision and day-to-day operations and would be difficult to replace. While we have entered into a two year employment contract with Mr. Phipps, we cannot be certain that he will desire to continue with us for the duration of the employment term. The departure or loss of Mr. Phipps, or the inability to hire and retain a qualified replacement, could negatively impact the Company’s ability to manage its business.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel.  The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products.  To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees.   We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

The control deficiencies in our internal control over financial reporting may until remedied cause errors in our financial statements or cause our filings with the SEC to not be timely.

We believe there exist control deficiencies in our internal control over financial reporting as of December 31, 2013, including those related to (i) our internal audit functions and (ii) a lack of segregation of duties within accounting functions.  Those deficiencies, and others, were exacerbated by our entrance into the mobile satellite communications business in December 2014 and consummation of the Share Exchange in February 2015.   If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud.  We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Jenna Foster, 28, a former GTCL Shareholder and the secretary of GTCL, was appointed to the board of directors of the Company on February 19, 2015.  She received 400,000 shares of common stock and 320,000 shares of Series E Preferred Stock in the Share Exchange.  Ms. Foster has served as the Secretary of GTCL and the Sales and Marketing Manager of GTCL since 2009.  She was appointed to the board of directors based on her knowledge of GTCL and the industry.  Ms. Foster resigned as a director on February 24, 2015.  Her resignation was not due to any disagreement with the Company, its policies or management.  Ms. Foster remains the secretary of GTCL. Ms. Foster is the adult daughter of Mr. Phipps.

Except as otherwise described herein, none of the Company’s executive officers or directors have any family relationship with any other executive officers or directors of the Company. There are no arrangements or understandings between Mr. Phipps, Ms. Foster and any other person pursuant to which such person was appointed as an officer or director of the Company, except as otherwise described herein.   The Company will describe any related party transactions between Mr. Phipps or Ms. Foster and GTCL by amendment to this Current Report.

Involvement in Certain Legal Proceedings

Except as otherwise described herein, to our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.
any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.
being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 19, 2015, the Company filed the Certificate of Designations, Rights and Preferences of Series E Preferred Stock with the Secretary of State of the State of Nevada.

On February 19, 2015, the Company amended the Certificate of Designations, Rights and Preferences of Series C Preferred Stock with the Secretary of State of the State of Nevada.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), (i) GTCL’s audited financial statements for the fiscal years ended December 31, 2014 and 2013 will be filed by amendment to this Current Report on Form 8-K as Exhibit 99.1.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements will be filed by amendment to this Current Report on Form 8-K as Exhibit 99.2.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement by and among the Company, Global Telesat Communications Limited and the Shareholders of Global Telesat Communications Limited, dated February 19, 2015 (1)
3.1	Series E Preferred Stock Certificate of Designation, filed February 19, 2015 with the Secretary of State of Nevada
3.2	Amendment to Series C Preferred Stock Certificate of Designation, filed February 19, 2015 with the Secretary of State of Nevada
3.3
Series C Preferred Stock Certificate of Designation, filed October 10, 2014 with the Secretary of State of Nevada (Incorporated by reference to Exhibit 3.1 of the Company’s  Current Report on Form 8-K filed with the SEC on October 17, 2015)

10.1	$122,536 Note issued February 19, 2015
10.2	Executive Employment Agreement by and between David Phipps and Orbital Satcom, dated February 19, 2015
10.3	Form of Indemnification Agreement
10.4	Form of Subscription Agreement
10.5	Form of Registration Rights Agreement
10.6	Consulting Agreement by and between SpaceTao LLC and the Company, dated February 19, 2015
10.7	Purchase and Transfer Agreement by and between Concentric Engineering LLC and the Company, dated February 19, 2015
10.8	Mutual Release Agreement by and between MJI Resources Corp. and the Company, dated February 19, 2015

 (1) Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company  may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 25, 2015	GREAT WEST RESOURCES, INC.

	By:	/s/ David Phipps
Name: David Phipps
Title: Chief Executive Officer